EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Accrued Vacation Time Agreements dated as of January 2, 2004 by and between Front Porch Digital, Inc. and each of Andreas Moschonikolakis, Bob Gupta and Raju Paul of our report dated May 9, 2003, with respect to the consolidated financial statements of Front Porch Digital Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 26, 2004